Exhibit 23(a)


                          Consent of Crowe, Chizek and
                                   Company LLP



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                          [LETTERHEAD OF CROWE CHIZEK]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62010) of Ohio Valley Banc Corp. of our report dated February 6, 1997 on the consolidated financial statements of Ohio Valley Banc Corp., as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is incorporated by reference in this Form 10-K.


                                              /s/ Crowe, Chizek and Company LLP

                                              Crowe, Chizek and Company LLP


Columbus, Ohio
July 30, 1997